UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

First Financial Corporation
(Exact name of registrant as specified in its charter)

Texas	0-5559	74-1502313
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Washington Ave, Waco, Texas		76701
(Address of principal executive offices)		(Zip Code)

(254) 757-2424
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

On March 31, 2005, First Financial Corporation ("FFC") sold its 100% ownership interest in (i) Apex Lloyds Insurance Company, a Texas Lloyds Plan insurance company ("Apex Lloyds"), and (ii) Texas Apex, Inc., a Texas corporation ("Texas Apex"), to Security Bancshares, Inc., a Delaware corporation ("SBI").

Apex Lloyds underwrites hazard insurance on residential mortgage loans financed by FFC, and subsidiaries, and by unrelated third parties.  Apex Lloyds also writes hazard insurance on residential homes not financed by FFC or its affiliates through fronting and reinsurance agreements with unrelated third parties.  FFC expects that the sale of the Apex Lloyds ownership to SBI will have no effect on the currently existing contractual relationships between FFC and Apex Lloyds.  It also expects that it will continue to conduct business with Apex Lloyds in the future whenever it is commercially reasonable for it to do so.

Texas Apex holds a certificate of authority from the Texas Commissioner of Insurance to act as attorney-in-fact for Apex Lloyds to transact insurance business in Texas and conducts no other business.

As consideration for the shares of Texas Apex and Apex Lloyds common stock sold to SBI, FFC received (i) cash in the amount of $1,640,963 and (ii) marketable securities with a market value on the date of sale of $498,686.  This purchase price was the fair market value of Texas Apex and Apex Lloyds as determined by an independent appraiser.  Prior to approving the sale to SBI, the Board of Directors of FFC received an opinion from an independent business valuation advisor regarding the fairness of the transaction to FFC's shareholders.

David W. Mann, Chief Executive Officer, Chief Financial Officer and a director of FFC, is a director and executive officer of SBI.  In addition, through entities that he controls, Mr. Mann beneficially owns approximately 72.67% of the outstanding common stock of SBI.

On December 29, 2004, (i) Apex Lloyds sold its 48% ownership interest in First Apex, Re., Inc., a Vermont corporation ("FAR"), to SBI and (ii) First Preference Mortgage Corp., a Texas corporation and a wholly-owned subsidiary of FFC ("FPMC"), sold its 52% ownership interest in FAR to SBI.

As consideration for the shares of FAR common stock sold to SBI, Apex Lloyds received (i) cash in the amount of $2,374 and (ii) marketable securities with a market value on the date of sale of $532,283, and FPMC received cash in the amount of $579,211.  This purchase price was the fair market value of FAR as determined by an independent appraiser.  Prior to approving the sale to SBI, the Board of Directors of FFC received an opinion from an independent business valuation advisor regarding the fairness of the transaction to FFC's shareholders.

Through an agreement with a third party, FAR provides reinsurance coverage for mortgage guaranty insurance placed on certain loans originated by First Preference Mortgage, Inc., a wholly-owned subsidiary of FFC.  FFC expects that this relationship will continue in the future whenever it is commercially reasonable for FFC.

Item 9.01        Financial Statements and Exhibits

(c)                Exhibits

2.1       Stock Purchase Agreement by and between Security Bancshares, Inc. and First Financial Corporation dated March 31, 2005 (Pursuant to Item 601(b)(2) of Regulation S-B, the schedules to this agreement are omitted but will be provided to the Securities and Exchange Commission upon request)

2.2       Stock Purchase Agreement by and between Security Bancshares, Inc. and Apex Lloyds Insurance Company and First Preference Mortgage Corp. dated December 29, 2004 and effective as of October 31, 2004 (Pursuant to Item 601(b)(2) of Regulation S-B, the schedules to this agreement are omitted but will be provided to the Securities and Exchange Commission upon request)

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        FIRST FINANCIAL CORPORATION

                                                                        By:         /s/ David W. Mann
                   David W. Mann
           Chief Executive Officer and
              Chief Financial Officer

Date: April 6, 2005

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